Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT is made on May 20, 2008 (the “Agreement”), by and between Pacific Ethanol, Inc., a Delaware corporation (the “Company”), and each of the investors identified on the signature page hereto (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Purchasers desire to purchase, and the Company desires to issue and sell, upon the terms and conditions stated in this Agreement, (a) an aggregate of 294,870 shares (the “Preferred Shares”) of the Company’s Series B Cumulative Convertible Preferred Stock, par value $.001 per share (the “Series B Preferred Stock”), and (b) warrants (the “Warrants”), each in the form attached to this Agreement as Exhibit A, to acquire up to an aggregate of 442,305 shares (the “Warrant Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”); and

WHEREAS, each Purchaser desires to purchase, upon the terms and conditions stated herein, such number of Preferred Shares and a Warrant to purchase such number of Warrant Shares as is set forth opposite his name on the signature page hereto.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1 Issuance, Sale and Delivery of the Preferred Shares and Warrants. The Company hereby agrees to issue and sells to each Purchaser, and each Purchaser hereby agrees to purchase from the Company, in each case as set forth opposite his name on the signature page hereto, (a) that number of Preferred Shares, and (b) a Warrant to purchase that number of Warrant Shares, for the total purchase price set forth opposite his name on the signature page hereto.

1.2 Closing.

(a) Upon the consummation of the transactions contemplated by this Agreement (the “Closing,” and the date thereof, the “Closing Date”), which shall be subject to satisfaction of the conditions set forth in Section 1.2(b) below, the Company shall issue and deliver to each Purchaser (a) a stock certificate in definitive form, registered in the name of such Purchaser, representing such Purchaser’s Preferred Shares, and (b) a Warrant in definitive form, registered in the name of each Purchaser representing the right to purchase such Purchaser’s Warrant Shares.  As payment in full for the Preferred Shares and the Warrant being purchased by each Purchaser under this Agreement, and against delivery of the stock certificate therefor and Warrant as aforesaid, on the Closing Date, each Purchaser shall pay to the Company by wire transfer or by such other method as may be reasonably acceptable to the Company, in immediately available funds, the amount set forth opposite his name on the signature page hereto.

(b) Each Purchaser’s obligation to purchase and pay for the Preferred Shares and the Warrant on the Closing Date is subject to the satisfaction, on or before the Closing Date, of the following conditions:

(i) The Company shall have received any and all consents, waivers or approvals from the holder of the Company’s Series A Cumulative Redeemable Convertible Preferred Stock, par value $.001 per share, necessary to issue and deliver the Preferred Shares and the Warrants and to consummate the transactions contemplated under this Agreement, the Warrants and under the Series A Certificate of Designations; and

(ii) The Company shall have received any and all consents, waivers or approvals from the holder of the Company’s Series B Preferred Stock necessary to issue and deliver the Preferred Shares and the Warrants and to consummate the transactions contemplated under this Agreement, the Warrants and under the Series B Certificate of Designations.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser that:

2.1 Organization. The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted or proposed to be conducted.

2.2 Certificate of Incorporation. A true, correct and complete copy of the Company’s certificate of incorporation, including all certificates of amendment and certificates of designations including the Certificate of Designations, Powers, Preferences and Rights of the Series A Cumulative Redeemable Convertible Preferred Stock (the “Series A Certificate of Designations”) and the Certificate of Designations, Powers, Preferences and Rights of the Series B Cumulative Convertible Preferred Stock (the “Series B Certificate of Designations”) (collectively, the “Amended Charter”), is attached hereto as Exhibit B.

2.3 Corporate Power and Authority.  The Company has all requisite power and authority to execute and deliver this Agreement and each of the Warrants (the “Transaction Documents”).  The Company has all requisite legal and corporate power and authority to issue, sell and deliver the Preferred Shares and the Warrants to the Purchasers hereunder, to issue and deliver shares of Series B Preferred Stock as dividends in accordance with Section 3(a) of the Series B Certificate of Designations (the “Dividend Shares”), to issue and deliver the shares of Common Stock issuable upon conversion of the Series B Preferred Stock (the “Conversion Shares”) and to issue and deliver the Warrant Shares upon exercise of the Warrants.

2.4 Authorization; Validity.  The Company’s: (a) execution and delivery of the Transaction Documents and performance of its obligations thereunder, (b) issuance, sale and delivery of the Preferred Shares and, when declared as a dividend, the Dividend Shares, (c) issuance and delivery of the Conversion Shares, (d) issuance and delivery of the Warrants, and (e) issuance and delivery of the Warrant Shares have been duly authorized by all requisite corporate action or will have been so authorized prior to the Closing Date and, other than stockholder approval and approvals of or required by The NASDAQ Stock Market, if any, no other corporate action on the part of the Company or other approval or authorization is required on the part of the Company, or any Person by Law or otherwise in order to make the Transaction Documents the valid, binding and enforceable obligations of the Company. Each of the Transaction Documents, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms. For purposes of this Agreement (i) “Person” shall mean an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, government body or any agency or political subdivision thereof, or any other entity, and (ii) “Law” with respect to any Person, shall mean such Person’s certificate of incorporation or other organizational documents, its by-laws and any foreign, federal, state or local law, statute, rule, regulation, ordinance, code, directive, writ, injunction, decree, judgment or order applicable to such Person.

2.5 Authorized Capital Stock.

(a) The Company’s authorized capital stock consists of 10,000,000 shares of Preferred Stock, par value $.001 per share (the “Preferred Stock”), and 100,000,000 shares of Common Stock.  Immediately prior to the Closing, 44,131,065 shares of Common Stock are outstanding, 3,750,000 shares of Series A Cumulative Redeemable Convertible Preferred Stock (the “Series A Preferred Stock”) are outstanding and 2,051,282 shares of Series B Preferred Stock are outstanding.

(b) The Preferred Shares have been duly authorized and the Preferred Shares, when issued in accordance with this Agreement, and the Dividend Shares, when issued in payment of any dividend, will be duly and validly issued, fully paid and nonassessable shares of Series B Preferred Stock.  The Conversion Shares have been duly reserved for issuance upon conversion of the Preferred Shares, if any Dividend Shares shall be issued, the Dividend Shares, and the Warrant Shares shall have been duly reserved for issuance upon exercise of the Warrants and, in each case, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

3.1 Representations and Warranties of the Purchaser.  Each Purchaser represents and warrants to the Company that:

(a) he is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”);

(b) his Preferred Shares and Warrant being purchased by him are being acquired for his own account for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act; and

(c) he understands that (i) his Preferred Shares, Dividend Shares, Conversion Shares, Warrant and Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) his Preferred Shares, Dividend Shares, Conversion Shares and Warrant Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, and (iii) his Preferred Shares, Dividend Shares, Conversion Shares, Warrant and Warrant Shares will bear the legend to such effect set forth in Section 3.3.

3.2 Restricted Securities.  Each Purchaser agrees not to make any disposition of all or any portion of his Preferred Shares, Dividend Shares, Conversion Shares, Warrant or Warrant Shares unless and until such securities are registered under the Securities Act and under any other applicable securities laws or such sale or transfer is exempt from such registration.

3.3 Legend.  Each Purchaser acknowledges that the certificates or other instruments evidencing his Preferred Shares, Dividend Shares, Conversion Shares, Warrant and Warrant Shares will bear the legend set forth below:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

The legend set forth above shall be removed by the Company from any certificate or instrument evidencing Preferred Shares, the Dividend Shares, the Conversion Shares, the Warrant or the Warrant Shares, and the Company shall issue a certificate without such legend to the holder thereof, upon delivery to the Company of an opinion by counsel (which may be counsel for the Company) that such security can be freely transferred in a public sale without a registration statement being in effect with respect to the legended security and the proposed transaction and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Preferred Shares, the Dividend Shares, the Conversion Shares, the Warrant or the Warrant Shares; provided, however, that no opinion shall be required for dispositions pursuant to Rule 144 under the Securities Act or in any transfer in compliance with applicable securities laws where the transferee shall receive securities bearing the legend above.

ARTICLE IV
COVENANTS OF THE COMPANY

The Company covenants and agrees with the Purchasers that:

4.1 Reserve for Conversion Shares and Warrant Shares.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Shares and effecting the exercise of the Warrants and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Shares and the exercise of the Warrants from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Shares and exercise of the Warrants or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.  The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or governmental or administrative body that may be required under applicable federal and state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Shares and upon exercise of the Warrants.

4.2 Indemnity.

(a) The Company agrees to indemnify, defend and hold harmless each the Purchaser, and his employees, agents, trustees, advisors (including, without limitation, attorneys, accountants and financial advisors), attorneys-in-fact, successors and assigns (collectively, “Indemnified Parties”) from and against any and all losses, claims, liabilities, damages, deficiencies, costs or expenses (including, without limitation, interest, penalties, reasonable attorneys’ fees, disbursements and related charges and any costs or expenses that an Indemnified Party incurs to enforce its right to indemnification) (collectively, “Losses”) based upon, arising out of or otherwise in respect of any material inaccuracy in or material breach of any representations, warranties, covenants or agreements of the Company contained in any of the Transaction Documents.

(b) The provisions of this Section 4.2 shall not limit or impair any right or remedy arising from breach of any of the Transaction Documents.  In addition to any other remedy provided by law, injunctive relief may be obtained to enjoin the breach, or threatened breach, of any provision of this Agreement and each party shall be entitled to specific performance by the others of their obligations hereunder and thereunder.  All remedies, either under this Agreement, by law or as may otherwise be afforded to the Purchasers or the Company, as the case may be, shall be cumulative.

ARTICLE V
COVENANTS OF THE PURCHASERS

The Purchasers covenant and agree with the Company that:

5.1 Conversion Limitations.  Notwithstanding the Conversion Price (as defined in the Series B Certificate of Designations, the “Conversion Price”) adjustment provisions of Section 5(d) of the Series B Certificate of Designations, the Conversion Price applicable to the Preferred Shares shall not be adjusted to the extent such adjustment would cause (a) the number of Conversion Shares issuable upon conversion of all Preferred Shares issued and sold hereunder (including any Dividend Shares issued subsequent to the date hereof in respect of such Preferred Shares) to exceed 9.99% of the number of shares of the Company’s Common Stock outstanding on the date hereof, or (b) the sum of (i) the number of Conversion Shares issuable upon conversion of all Preferred Shares issued and sold hereunder (including any Dividend Shares issued subsequent to the date hereof in respect of such Preferred Shares), and (ii) the number of shares of Common Stock plus the number of shares of Common Stock issuable upon conversion or exercise of any other securities in each case issued in any transaction deemed aggregated, or in the reasonable judgment of the Company on advice of legal counsel, may be deemed aggregated, by The NASDAQ Stock Market for purposes of NASDAQ Marketplace Rule 4350(i), to exceed 19.99% of the number of shares of the Company’s Common Stock outstanding on the date hereof, or (c) the Conversion Price applicable to the Preferred Shares to be lower than the sum of (i) the closing price of a share of the Company’s Common Stock on The NASDAQ Global Market on the date hereof, and (ii) $0.0625. The foregoing limitations shall be applicable to all transferees of the Preferred Shares and, as a condition to the Company’s obligation to effectuate a requested transfer of any Preferred Shares, the transferring Purchaser shall cause its transferee to expressly acknowledge and agree in writing to the foregoing limitations.

ARTICLE VI
MISCELLANEOUS

6.1 Survival of Agreements. All covenants, agreements, representations and warranties made in any of the Transaction Documents or any certificate or instrument delivered to the Purchasers pursuant to or in connection with any of the Transaction Documents shall survive the execution and delivery of all of the Transaction Documents, the issuance, sale and delivery of the Preferred Shares and the Warrants, and the issuance and delivery of the Dividend Shares, the Conversion Shares and the Warrant Shares, and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

6.2 Brokerage.  Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to the Transaction Documents or to the transactions contemplated thereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

6.3 Parties in Interest.  All representations, warranties, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.  Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchasers shall inure to the benefit of any and all subsequent holders from time to time of the Preferred Shares, the Warrants, the Dividend Shares, the Conversion Shares and the Warrant Shares, as the case may be.  Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person other than the parties to this Agreement or their respective successors and assigns except as expressly provided in this Agreement.

6.4 Specific Performance.  Each of the parties hereto acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the other parties hereto and that the other parties hereto will not have an adequate remedy at law.  Therefore, the obligations of each of the parties hereto under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith.  Such remedies, however, shall be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

6.5 Further Assurances.  The Company and each Purchaser agrees to execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of the Transaction Documents and the consummation of the transactions contemplated thereby.

6.6 Submission to Jurisdiction; Consent to Service of Process.

(a) The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within Sacramento County, California, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto shall be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 6.7.

6.7 Notices.  Any notice, request, demand or other communication required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of:  (a) the date of personal delivery, (b) the date of transmission by facsimile, with confirmed transmission and receipt, (c) two (2) days after deposit with a nationally-recognized courier or overnight service and (d) five (5) days after mailing via first-class mail.  All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth for such party (i) if to a Purchaser, to the address set forth below his name on the signature page hereto, and (ii) if to the Company, to Pacific Ethanol, Inc., 400 Capitol Mall, Suite 2060, Sacramento, CA 95814, attention:  General Counsel, with a copy to Rutan & Tucker LLP, 611 Anton Boulevard, 14th Floor, Costa Mesa, CA 92626, attention:  Larry A. Cerutti, facsimile (714) 546-9035.  Any party hereto (and such party’s permitted assigns) may change such party’s address for receipt of future notices hereunder by giving written notice to the other parties.

6.8 Governing Law.  This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of California, without giving effect to the principles of conflicts of laws thereunder which would specify the application of the law of another jurisdiction.

6.9 Entire Agreement.  The Transaction Documents, including the Exhibits to this Agreement, constitute the sole and entire agreement of the parties with respect to the subject matter thereof.  All Exhibits hereto are hereby incorporated herein by reference.

6.10 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.11 Amendments and Waivers.  This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the Purchasers.  No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

6.12 Severability.  If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

6.13 Titles and Subtitles; Interpretive Matters.  The titles and subtitles used in this Agreement are for convenience of reference only and are not to be considered in construing or interpreting any term or provision of this Agreement.  No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

6.14 Facsimile Signatures.  Any signature page delivered by a fax machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.  Any party who delivers such a signature page agrees to deliver promptly an original counterpart to each party to whom the faxed signature page was sent.

6.15 Other Remedies.  In addition to those remedies specifically set forth in the Transaction Documents, if any, each party may proceed to protect and enforce its rights under the Transaction Documents either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in the Transaction Documents.  No right or remedy conferred upon or reserved to any party under the Transaction Documents is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given under the Transaction Documents or now and hereafter existing under applicable law.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Company and the Purchasers have executed this Purchase Agreement as of the day and year first above written.

COMPANY:	PACIFIC ETHANOL, INC.

	By:	/s/ JOHN T. MILLER
Name: John T. Miller
Title: Chief Operating Officer

[PURCHASERS’ SIGNATURE PAGES FOLLOW]

PURCHASER: /S/ NEIL M. KOEHLER	SUBSCRIPTION AMOUNT:
Neil M. Koehler Address: _________________________ _________________________________ Fax (____) ________________________	Number of Preferred Shares: Number of Warrant Shares: Total Purchase Price:	256,410 384,615 $5,000,000

PURCHASER:
/S/ BILL JONES	SUBSCRIPTION AMOUNT:
Bill Jones
Address: _________________________ _________________________________ Fax (____) ________________________	Number of Preferred Shares: Number of Warrant Shares: Total Purchase Price:	12,820 19,230 $ 250,000

PURCHASER: /S/ PAUL P. KOEHLER	SUBSCRIPTION AMOUNT:
Paul P. Koehler
Address: _________________________ ________________________________ Fax (____) ________________________	Number of Preferred Shares: Number of Warrant Shares: Total Purchase Price:	12,820 19,230 $ 250,000

PURCHASER: /S/ THOMAS D. KOEHLER	SUBSCRIPTION AMOUNT:
Thomas D. Koehler
Address: ________________________ ________________________________ Fax (____) _______________________	Number of Preferred Shares: Number of Warrant Shares: Total Purchase Price:	12,820 19,230 $ 250,000